                                                      FORM 8-K

                                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report (Date of earliest event reported): March 29, 2001

                                         PIERCE INTERNATIONAL DISCOVERY, INC.
                            -------------------------------------------------------------
                               (Exact name of registrant as specified in its charter)

                                                       NEVADA
                               ------------------------------------------------------
                                   (State or other jurisdiction of incorporation)

                  33-30743                                    84-1121360
         ----------------------                      ----------------------------
         (Commission File Number)                    (IRS Employer Identification No.)

                                       6975 SOUTH UNION PARK CENTER, STE. 600
                                              SALT LAKE CITY, UT  84047
                  -----------------------------------------------------
                         (Address of principal executive offices) (Zip code)

                        (Registrant's telephone number, including area code):  (801) 256-9600

                                                         N/A
                               -------------------------------------------------------
                            (Former name or former address, if changed since last report)

ITEM 5.
         OTHER EVENTS On March 28, 2001,  Pierce  International  Discovery,  Inc. signed a definitive  agreement to acquire  Emergisoft
Holding,  Inc. in a  stock-for-stock  merger.  By April 30, 2001, the merger of Emergisoft with EMS  Acquisition  Corp., a wholly owned subsidiary  of Pierce will be  completed.  The  transaction  will result in the  issuance of  46,155,110  (in excess of a majority)  of
Pierce common stock to the  stockholders  of Emergisoft in exchange for 100% of the equity  interests of  Emergisoft.  Pierce will then change its name to Emergisoft  Holding,  Inc. after  completion of the merger process and 23,364,275  presently  outstanding  shares of
Pierce, owned by a single individual,  will be canceled,  leaving a total of 48,793,843 shares issued and outstanding.  Emergisoft will be a  wholly-owned  subsidiary  of Pierce and the  present  holders of  Emergisoft  will own  approximately  94.59% of the  outstanding interest and voting rights of Pierce.

         The merger will not require  approval of  shareholders  of Pierce.  Holders of a majority of the shares of stock of Emergisoft have approved the merger.  Closing of the merger is subject to customary conditions, including various regulatory filings.

         The merger agreement  contemplates that Richard Manley,  President and Chief Executive Officer of Emergisoft will be appointed
President,  CEO and a director of Pierce.  The current  sole  officer and  director  will resign from these  positions  with the parent company upon Mr.  Manley's  appointment.  Mr. Manley intends to appoint Dan Witte,  James L. Williams,  Ron Hellstern,  Kenna Bridgmon,
and Joe Eppes as officers and Dan Witte,  Ron Hellstern,  Kenna  Bridgmon,  Ash  Huzenlaub,  Jason Sear, and Cameron Ware as additional directors.  Messrs.  Manley,  Witte,  Williams,  Hellstern,  Eppes,  Ware,  Sear and Huzenlaub and Ms.  Bridgmon will serve until their respective successors are elected and qualified.

                                                      SIGNATURE

         Pursuant to the  requirements of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 29, 2001                        PIERCE INTERNATIONAL DISCOVERY, INC.
                                                        (Registrant)

                                                     By:/s/Lionel L. Drage
                                                         ---------------------------------------
                                                           Lionel L. Drage, President

                                                    EXHIBIT INDEX

Exhibit No.                                 Description
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99                                          Press Release dated March 29, 2001 by the Registrant.

                                        PIERCE INTERNATIONAL DISCOVERY, INC.

                                                         FOR IMMEDIATE RELEASE

                                                  PIERCE TO ACQUIRE
                                        TEXAS-BASED EMERGISOFT HOLDING, INC.

SALT LAKE  CITY,  UT  (April 2,  2001) - Pierce  International  Discovery,  Inc.  (OTC:  PIDI)  announced  today  that it has  signed a definitive  agreement to acquire Emergisoft Holding,  Inc. in a stock-for-stock  merger. The transaction is expected to be completed on or before  April 30,  2001,  by the merger of  Emergisoft  with EMS  Acquisition  Corp.,  a wholly  owned  subsidiary  of  Pierce.  The transaction  will result in the issuance of  46,155,110  (in excess of a majority) of the Pierce  common stock to the  stockholders  of
Emergisoft in exchange for 100% of the equity  interests of Emergisoft.  Pierce will then change its name to Emergisoft  Holding,  Inc.
after completion of the merger process and 23,364,275  presently  outstanding shares of Pierce,  owned by a single individual,  will be canceled,  leaving a total of 48,793,843  shares issued and  outstanding.  Emergisoft  will be a wholly-owned  subsidiary of Pierce and the present holders of Emergisoft will own approximately 94.59% of the outstanding interest and voting rights of Pierce.

         The merger will not require  approval of  shareholders  of Pierce.  Holders of a majority of the shares of stock of Emergisoft have approved the merger.  Closing of the merger is subject to customary conditions, including various regulatory filings.

         The merger agreement  contemplates that Richard Manley,  President and Chief Executive Officer of Emergisoft will be appointed
President,  CEO and a director of Pierce.  The current  sole  officer and  director  will resign from these  positions  with the parent company upon Mr.  Manley's  appointment.  Mr. Manley intends to appoint Dan Witte,  James L. Williams,  Ron Hellstern,  Kenna Bridgmon,
and Joe Eppes as officers and Dan Witte,  Ron Hellstern,  Kenna  Bridgmon,  Ash  Huzenlaub,  Jason Sear, and Cameron Ware as additional directors.  Messrs.  Manley,  Witte,  Williams,  Hellstern,  Eppes,  Ware,  Sear and Huzenlaub and Ms.  Bridgmon will serve until their respective successors are elected and qualified.

         Pierce  International  Discovery,  Inc. was organized in 1989 in the State of Colorado and  subsequently  changed  domicile to
Nevada in 1999.   Pierce has been inactive for a number of years.

         Emergisoft  Holding,  Inc.,  based in  Arlington,  Texas,  is a leader in the design and  implementation  of Clinical  Patient
Management  Systems  for  hospital  Emergency  Department  automation  across  the  United  States.   Emergisoft   streamlines  patient
documentation,   protecting  against  errors  and  litigation,  fulfilling  government  compliance,  optimizing  revenue  recovery  and controlling physicians' and nurses' costs and charges.